SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported): December 2, 1999


                          ANTHRACITE CAPITAL, INC.
             (Exact name of Registrant as Specified in Charter)


Maryland                          001-13937         13-397-8906
(State or Other Jurisdiction    (Commission        (IRS Employer
of Incorporation)               File Number)       Identification No.)


345 Park Avenue, New York, NY                           10154
(Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code:  (212) 409-3333


                                    N/A
       (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.     OTHER EVENTS.

            The Company announced on December 2, 1999 the purchase by RECP II Anthracite, LLC, a wholly-owned subsidiary of DLJ Real Estate Capital Partners II, L.P. of 1,200,000 shares of its 10.5% Series A Senior Cumulative Convertible Redeemable Preferred Stock for an aggregate purchase price of $30 million.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

(c)   Exhibits.

      99.1 Articles Supplementary of Anthracite Capital, Inc., dated December 2, 1999.

      99.2 Securities Purchase Agreement by and among the Company and RECP II Anthracite, LLC, dated December 2, 1999.

      99.3 Registration Rights Agreement by and among the Company and RECP II Anthracite, LLC, dated December 2, 1999.

      99.4        Press Release issued by the Company, dated December 2,
                  1999.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ANTHRACITE CAPITAL, INC.


                                    By:   /s/ Richard M. Shea
                                          ---------------------------
                                    Name:  Richard M. Shea
                                    Title: Chief Operating Officer and
                                           Chief Financial Officer

Dated:  December 14, 1999



                               EXHIBIT INDEX


    Designation                         Description

       99.1 Articles Supplementary of Anthracite Capital, Inc., dated December 2, 1999.

       99.2 Securities Purchase Agreement by and among the Company and RECP II Anthracite, LLC, dated December 2, 1999.

       99.3 Registration Rights Agreement by and among the Company and RECP II Anthracite, LLC, dated December 2, 1999.

       99.4          Press Release issued by the Company, dated December 2,
                     1999.